SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: October 17, 2003


                           CHINA NET TV HOLDINGS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


Nevada                            000-26217                   98-0203170
------------------                ----------------           ------------------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

830-789 West Pender Street, Vancouver, B.C. Canada          V6C 1H2
--------------------------------------------------          ---------
(Address of principal executive offices)                    (Postal Code)


Registrant's telephone number, including area code:   (604) 689-4407
                                                      --------------



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Item 1.     Changes in Control of Registrant

                None.


Item 2.     Acquisition or Disposition of Assets

                None.


Item 3.     Bankruptcy or Receivership

                None.


Item 4.     Changes in Registrant's Certifying Accountant

                None.


Item 5.     Other Events

The Company has closed a private placement for 15,000,000 units at $0.06 per unit for total proceeds of $ 900,000. Each unit will consist of one common share and one non-transferable share purchase warrant entitling the holder to purchase one common share for two years, at $0.08 per share in the first year or $0.25 in the second year. Upon exercising warrant, holder of each unit will have one additional non-transferable share purchase warrant at $0.75 for one year exercisable till September 30, 2006. The proceeds from this private placement will be used to finance the operations of the Company.

A 7% finder's fee will be paid in shares.


Item 6.     Resignation and Appointment of Directors

                None.

Item 7.     Financial Statements, Pro Forma Financials, & Exhibits

                Financial Statements:

                         None.

                Pro Forma Financial Statements:

                         None.

                Exhibits:

                         None.


Item 8.  Change in Fiscal Year.

        None.


Item 9.  Regulation FD Disclosure.

        None.


Item 10. Amendments to the Registrant's Code of Ethics, Waiver of a Provision of the Code of Ethics

        None.


Item 11.  Temporary Suspension of Trading Under Registrant's Employee Benefit
Plans

        None


Item 12.  Results of Operations and Financial Condition.

        None.

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 17, 2003              CHINA NET TV HOLDINGS, INC.



                                    By: /s/ Ronald Xie
                                        ----------------------------------------
                                         Ronald Xie, President